UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2018

Resource Income Opportunity REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 333-201842

Maryland	80-0854717
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103
(Address of principal executive offices) (Zip code)
(215) 231-7050
(Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07. Submission of Matters to a Vote of Security Holders
On March 28, 2018, Resource Income Opportunity REIT, Inc. (the “Company”) held its 2018 annual meeting of stockholders at which its stockholders elected six directors: David K. Blatt, Andrew Ceitlin, Alan F. Feldman, Robert C. Lieber, Harvey G. Magarick and Eric Mallory to serve as members of Company’s board of directors until the next annual meeting of the stockholders in 2019.
The voting results were as follows:

Election of Directors	Votes For	Votes Against	Abstentions
David K. Blatt	265,258.41	0	0
Andrew Ceitlin	265,258.41	0	0
Alan F. Feldman	265,258.41	0	0
Robert C. Lieber	265,258.41	0	0
Harvey Magarick	265,258.41	0	0
Eric Mallory	265,258.41	0	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE INCOME OPPORTUNITY REIT, INC.
Dated: April 2, 2018	By: /s/ Alan F. Feldman Alan F. Feldman Chief Executive Officer